As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-73690
Registration No. 333-153263
Registration No. 333-173986

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-73690
Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153263
Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-173986

UNDER THE SECURITIES ACT OF 1933

Preformed Line Products Company (Exact name of registrant as specified in its charter)

Ohio	34-0676895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 Beta Drive     Mayfield Village, Ohio 44143

(Address of Principal Executive Offices) (Zip Code)

Preformed Line Products Company 1999 Employee Stock Option Plan
Preformed Line Products Company Amended and Restated Long Term Incentive Plan of 2008
(Full title of the plans)

Caroline S. Vaccariello
General Counsel and Corporate Secretary
Preformed Line Products Company
660 Beta Drive
Mayfield Village, Ohio 44143
(440) 461‑5200
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    ☐       Accelerated filer      ☒
Non-accelerated filer    ☐    Smaller reporting company ☐
                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the Registration Statements on Form S-8, File Nos. 333-73690, 333-153263, and 333-173986 (the "Registration Statements"), of Preformed Line Products Company (the "Registrant"). The Registrant is filing these Post-Effective Amendments relating to the employee benefit plans listed on the cover page of this Form S-8, which have expired, solely to deregister any and all securities previously registered under the Registration Statements with respect to such plans that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statements with respect to such plans.

Item 8. Exhibits.

Exhibit Number	Description
24.1	Power of Attorney (included in the signature to these Post-Effective Amendments)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Village, State of Ohio, on June 27, 2025.

Preformed Line Products Company

By:	Robert G. Ruhlman
Name:	Robert G. Ruhlman
Title	Executive Chairman
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Caroline S. Vaccariello, Dennis F. McKenna, and Andrew S. Klaus, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed by the following persons in the indicated capacities on the dates indicated.

Signature	Title	Date

/s/ Robert G. Ruhlman	Executive Chairman and Director (Principal Executive Officer)	June 27, 2025
Robert G. Ruhlman

/s/ J. Ryan Ruhlman	President and Director	June 27, 2025
J. Ryan Ruhlman

/s/ Andrew S. Klaus	Chief Financial Officer (Principal Financial Officer)	June 27, 2025
Andrew S. Klaus

/s/ Michael E. Gibbons	Director	June 27, 2025
Michael E. Gibbons

/s/ R. Steven Kestner	Director	June 27, 2025
R. Steven Kestner

/s/ Glenn E. Corlett	Director	June 27, 2025
Glenn E. Corlett

/s/ David C. Sunkle	Director	June 27, 2025
David C. Sunkle

/s/ Maegan A.R. Cross	Director	June 27, 2025
Maegan A.R. Cross

/s/ Matthew D. Frymier	Director	June 27, 2025
Matthew D. Frymier